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                                                                  EXHIBIT 23.3

                Consent of Independent Certified Public Accountants



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Imperial Industries, Inc. of our report dated March 27, 1998 relating to the financial statements of Imperial Industries, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.


PricewaterhouseCoopers LLP

Miami, Florida
September 4, 1998